As filed with the Securities and Exchange Commission on March 17, 1995.





                              SECURITIES AND EXCHANGE COMMISSION

                                    WASHINGTON, D.C.  20549


                                           FORM 8-K

                                        CURRENT REPORT


                              Pursuant to Section 13 or 15(d) of

                              The Securities Exchange Act of 1934

                                Date of Report:  March 15, 1995
                               (Date of earliest event reported)




Commission        Registrant; State of Incorporation;           I.R.S. Employer
File Number          Address; and Telephone Number           Identification No.



  1-9130             CENTERIOR ENERGY CORPORATION        34-1479083
                       (An Ohio Corporation)
                       6200 Oak Tree Boulevard
                       Independence, Ohio  44131
                       Telephone (216) 447-3100


  1-2323             THE CLEVELAND ELECTRIC                     34-0150020
                       ILLUMINATING COMPANY
                       (An Ohio Corporation)
                       55 Public Square
                       Cleveland, Ohio  44113
                       Telephone (216) 622-9800


  1-3583             THE TOLEDO EDISON COMPANY              34-4375005
                       (An Ohio Corporation)
                       300 Madison Avenue
                       Toledo, Ohio  43652
                       Telephone (419) 249-5000





This combined Form 8-K is separately filed by Centerior Energy Corporation ("Centerior Energy"), The Cleveland Electric Illuminating Company ("Cleveland Electric") and The Toledo Edison Company ("Toledo Edison"). Centerior Energy, Cleveland Electric and Toledo Edison are sometimes referred to collectively as the "Companies". Cleveland Electric and Toledo Edison are sometimes referred to collectively as the "Operating Companies". Information contained herein relating to any individual registrant is filed by such registrant on its behalf. No registrant makes any representation as to information relating to any other registrant, except that information relating to either or both of the Operating Companies is also attributed to Centerior Energy.


Item 5.  Other Events

1. 1995 Rate Requests. For background and further developments related to this topic, see "Item 1. Business--Electric Rates" in the Companies' Annual Reports on Form 10-K for the year ended December 31, 1993.

On March 15, 1995, the Operating Companies announced that they each plan to notify The Public Utilities Commission of Ohio ("PUCO") on March 17, 1995 of their intent to file a request for a rate increase to be effective in 1996. Cleveland Electric's requested increase will be $82,800,000 in annual revenue and Toledo Edison's requested increase will be $34,800,000. The requested rates would result in an average increase of 4.9% in Cleveland Electric's existing rates and an average increase of 4.7% in Toledo Edison's existing rates.

The Operating Companies plan to freeze rates until at least 2002 if their rate requests are approved, although they are not precluded from requesting additional rate increases. This plan is premised on the Operating Companies obtaining full recovery of all costs including an acceptable rate of return on equity in order to continue to apply Statement of Financial Accounting Standard 71 ("SFAS 71") for financial reporting purposes. The Operating Companies plan to avoid the need for further rate increases through additional cost reductions, an enhanced marketing program and other factors. The Operating Companies will periodically assess their continued compliance with SFAS 71 criteria and the appropriateness of continuing to record additional deferrals pursuant to the Rate Stabilization Plan approved by the PUCO in October 1992. They will modify their intended course of action as necessary to maintain compliance.

The rate increases are necessary to recover capital investment and increases in costs incurred since the Operating Companies' last rate cases, which were decided in January 1989, and to recover certain costs deferred since 1992. The amounts of the requested rate increases are lower than the authorized limits set forth in the Rate Stabilization Plan referred to above. The additional cash resulting from the rate increases will strengthen the Operating Companies' financial and competitive positions.



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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the under-signed thereunto duly authorized.




                                    CENTERIOR ENERGY CORPORATION
                                    Registrant




                                    THE CLEVELAND ELECTRIC ILLUMINATING
                                        COMPANY
                                    Registrant




                                    THE TOLEDO EDISON COMPANY
                                    Registrant




                                  By: JANIS T. PERCIO
                                      Janis T. Percio,
                                      Secretary of each Registrant










March 17, 1995



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